Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-220959, as amended, 333-224930, as amended, 333-205934, as amended, 333-215800, as amended, and 333-217322, as amended) of Dynatronics Corporation of our report dated September 24, 2020, relating to our audit of the June 30, 2020 consolidated financial statements, which appears in this Annual Report on Form 10-K of Dynatronics Corporation.

/s/ Tanner LLC

Salt Lake City, Utah
September 24, 2020